Exhibit 99.1	Earnings News Release Dated June 7, 2007
News from UTi
Contacts:

Lawrence R. Samuels	Angie Yang/Laurie Berman
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
562.552.9400	investor@pondel.com
UTi WORLDWIDE REPORTS FISCAL 2008 FIRST QUARTER RESULTS
— Company Adopts Five-Year Strategic Plan called CLIENTasONE —
Rancho Dominguez, California – June 7, 2007 – UTi Worldwide Inc. (NASDAQ:UTIW) today reported increases in gross and net revenues of 22 percent and 24 percent, respectively, for its first quarter ended April 30, 2007.
For the first quarter of fiscal 2008, gross revenues totaled $944.7 million, compared with $773.7 million in the prior-year first quarter. Net revenues rose to $336.0 million for the first quarter of fiscal 2008 from $271.6 million in the first quarter a year ago. Organic growth across all geographic regions, as well as contributions from the company’s acquisitions made since February 1, 2006, contributed to the first quarter revenue gains. After adjusting for the impact of these acquisitions, as well as the impact of currency fluctuations on UTi’s results, gross and net revenues grew organically by 13 percent and 15 percent, respectively, in the fiscal 2008 first quarter, when compared with the corresponding period a year ago.
“Our first quarter financial results were right on plan and we remain pleased with the consistent levels of organic revenue growth being delivered by UTi’s team worldwide,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “During the quarter we made important progress on all areas of focus. We remain committed to driving both improved cost management and organic revenue growth. We have reduced the number of initiatives in the company while maintaining our efforts to enhance the value of our global supply chain services and solutions.”
Operating income in the first quarter of fiscal 2008 was $31.4 million, versus $30.0 million in the fiscal 2007 first quarter. The company posted net income of $18.1 million, or $0.18 per diluted share, for the fiscal 2008 first quarter. This compares with $19.3 million, or $0.20 per diluted share, in the fiscal 2007 first quarter.
“We are excited to embark on our new five-year strategic plan, CLIENTasONE, which builds on the tremendous success of NextLeap. We are confident that this next phase of our long-term strategy will continue to provide enhanced value to our clients and shareholders over the next five years and beyond,” MacFarlane said.
Guidance
The company confirmed its previously stated fiscal 2008 full-year earnings per share guidance in the range of $1.14 to $1.22 cents per diluted share. The company also reiterated its position that the giving of guidance for fiscal 2008 is not an indication of a change in practice in regards to providing guidance in future years.

Exhibit 99.1	Earnings News Release Dated June 7, 2007
Investor Conference Call
UTi management will host an investor conference call today, June 7, 2007, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2008 first quarter. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through June 14, 2007 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using replay passcode 29358239.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, we have referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period, and the impact of changes in the translation of foreign currencies into U.S. dollars. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for gross and net revenue growth calculated in accordance with GAAP.
Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its NextLeap goals and journey, the company’s discussion of CLIENTasONE, the company’s long-term strategy, and the company’s discussion of its financial goals, including but not limited to margin improvement. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration

Exhibit 99.1	Earnings News Release Dated June 7, 2007
risks associated with acquisitions, the ability to retain customers and management of acquisition targets; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

Exhibit 99.1	Earnings News Release Dated June 7, 2007
UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended April 30,
	2007	2006
	(Unaudited)
Gross revenues:
Airfreight forwarding	$344,146	$307,570
Ocean freight forwarding	232,290	206,533
Customs brokerage	21,883	19,805
Contract logistics	141,515	109,161
Distribution	118,849	77,796
Other	86,055	52,835

Total gross revenues	$944,738	$773,700

Net revenues:
Airfreight forwarding	$85,246	$74,889
Ocean freight forwarding	36,975	31,529
Customs brokerage	21,158	19,159
Contract logistics	121,742	93,093
Distribution	35,513	29,018
Other	35,407	23,940

Total net revenues	336,041	271,628

Staff costs	184,717	147,883
Depreciation and amortization	9,387	7,436
Amortization of intangible assets	1,985	1,851
Other operating expenses	108,534	84,476

Operating income	31,418	29,982
Interest expense, net	(4,091)	(2,867)
(Losses)/gains on foreign exchange	(368)	185

Pretax income	26,959	27,300
Provision for income taxes	7,967	7,094

Income before minority interests	18,992	20,206
Minority interests	(872)	(882)

Net income (1)	$18,120	$19,324

Basic earnings per share	$0.18	$0.20
Diluted earnings per share	$0.18	$0.20

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	98,695,869	95,481,624
Diluted shares	100,209,000	99,027,366

(1)	In connection with our December 2006 restatement, net income for the three months ended April 30, 2006 was increased by $2,732 of non-cash items.

Exhibit 99.1	Earnings News Release Dated June 7, 2007
UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30,	January 31,
	2007	2007
	(Unaudited)
Assets

Cash and cash equivalents	$224,648	$278,408
Trade receivables, net	721,484	662,804
Deferred income tax assets	12,735	10,889
Other current assets	62,499	57,563

Total current assets	1,021,366	1,009,664

Property, plant and equipment, net	130,782	127,990
Goodwill and other intangible assets, net	501,490	490,884
Investments	3,933	3,096
Deferred income tax assets	11,674	12,725
Other non-current assets	17,196	15,511

Total assets	$1,686,441	$1,659,870

Liabilities & Shareholders’ Equity

Bank lines of credit	$68,244	$79,057
Short-term borrowings	1,345	2,808
Current portion of capital lease obligations	15,164	13,550
Trade payables and other accrued liabilities	606,762	603,575
Income taxes payable	20,247	15,333
Deferred income tax liabilities	3,304	3,954

Total current liabilities	715,066	718,277

Long-term borrowings	211,308	211,458
Capital lease obligations	21,825	24,099
Deferred income tax liabilities	31,485	30,291
Retirement fund obligations	7,633	7,549
Other long-term liabilities	14,005	12,078

Minority interests	18,537	18,844

Commitments and contingencies

Shareholders’ equity:
Common stock	422,183	419,111
Retained earnings	276,119	266,136
Accumulated other comprehensive loss	(31,720)	(47,973)

Total shareholders’ equity	666,582	637,274

Total liabilities and shareholders’ equity	$1,686,441	$1,659,870

Exhibit 99.1	Earnings News Release Dated June 7, 2007
UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	April 30,
	2007	2006
	(Unaudited)
Operating Activities:
Net income	$18,120	$19,324
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs/(benefits), net	365	(138)
Depreciation and amortization	9,387	7,436
Amortization of intangible assets	1,985	1,851
Deferred income taxes	(363)	(928)
Tax (loss)/benefit relating to exercise of stock options	(667)	386
Excess tax benefits from share-based compensation	(24)	(329)
(Loss)/gain on disposal of property, plant and equipment	29	(76)
Minority interest and other	(858)	1,003
Changes in operating assets and liabilities:
Increase in trade receivables	(44,287)	(92,240)
Increase in other current assets	(3,689)	(4,870)
Decrease in trade payables	(24,096)	(26,291)
Increase in accrued liabilities and other current liabilities	7,696	35,634

Net cash used in operating activities	(36,402)	(59,238)

Investing Activities:
Purchases of property, plant and equipment	(6,143)	(4,543)
Proceeds from disposal of property, plant and equipment	425	399
Increase in other non-current assets	(209)	(5,325)
Acquisitions and contingent earn-out payments	(3,666)	(197,238)
Other	(818)	(860)

Net cash used in investing activities	(10,411)	(207,567)

Financing Activities:
(Decrease)/increase in borrowings under bank lines of credit	(8,615)	158,998
Decrease in short-term borrowings	(1,570)	(1,873)
Proceeds from issuing of long-term borrowings	—	211
Repayment of long-term borrowings	(26)	(747)
Repayments of capital lease obligations	(5,487)	(2,155)
Net proceeds from issuance of ordinary shares	3,378	5,652
Excess tax benefits from share-based compensation	24	329

Net cash (used in)/provided by financing activities	(12,296)	160,415

Effect of foreign exchange rate changes on cash and cash equivalents	5,349	1,949

Net decrease in cash and cash equivalents	(53,760)	(104,441)
Cash and cash equivalents at beginning of period	278,408	246,510

Cash and cash equivalents at end of period	$224,648	$142,069

Exhibit 99.1	Earnings News Release Dated June 7, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended April 30, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$239,506	$134,610	$195,930	$107,058	$118,249	$132,458	$16,927	$—	$944,738

Net revenue	$75,852	$39,526	$112,804	$22,012	$18,257	$52,676	$14,914	$—	$336,041
Staff costs	43,425	23,061	62,361	10,868	7,360	25,013	6,968	5,661	184,717
Depreciation and amortization	1,917	600	3,195	514	605	1,749	387	420	9,387
Amortization of intangible assets	—	—	1,719	—	111	—	155	—	1,985
Other operating expenses	21,994	11,098	35,631	5,232	5,836	19,159	5,156	4,428	108,534

Operating income/(loss)	$8,516	$4,767	$9,898	$5,398	$4,345	$6,755	$2,248	$(10,509)	31,418

Interest expense, net									(4,091)
Losses on foreign exchange									(368)

Pretax income									26,959
Provision for income taxes									7,967

Income before minority interests									$18,992

Exhibit 99.1	Earnings News Release Dated June 7, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended April 30, 2006
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$184,093	$113,755	$127,060	$101,749	$105,931	$121,837	$19,275	$—	$773,700

Net revenue	$54,329	$34,682	$80,814	$18,880	$16,757	$51,782	$14,384	$—	$271,628
Staff costs	28,863	21,776	48,670	8,736	6,196	24,218	5,900	3,524	147,883
Depreciation and amortization	1,408	538	2,067	417	418	1,738	346	504	7,436
Amortization of intangible assets	—	—	1,553	—	115	—	183	—	1,851
Other operating expenses	16,107	9,783	22,172	4,377	4,654	19,738	4,648	2,997	84,476

Operating income/(loss)	$7,951	$2,585	$6,352	$5,350	$5,374	$6,088	$3,307	$(7,025)	29,982

Interest expense, net									(2,867)
Gains on foreign exchange									185

Pretax income									27,300
Provision for income taxes									7,094

Income before minority interests									$20,206

Exhibit 99.1	Earnings News Release Dated June 7, 2007
UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our gross and net revenues over the corresponding prior-year period.

		Organic
		growth
Gross revenues:
Three months ended April 30, 2007 (as reported)	$944,738
Less: Acquisitions impact (1)	(69,905)
Add: Currency impact (2)	(1,161)

Three months ended April 30, 2007 (as adjusted)	$873,672

Three months ended April 30, 2006	$773,700	13%

Net revenues:
Three months ended April 30, 2007 (as reported)	$336,041
Less: Acquisitions impact (3)	(26,883)
Add: Currency impact (2)	4,048

Three months ended April 30, 2007 (as adjusted)	$313,206

Three months ended April 30, 2006	$271,628	15%

(1)	Represents gross revenues attributable to acquisitions that were completed on or after February 1, 2006.

(2)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

(3)	Represents net revenues attributable to acquisitions that were completed on or after February 1, 2006.